Deal Economics

  O 6% accretive to EPS in 1997

  O Expense savings--$78 mm pre-tax annually, representing 48% of Summit's expense base and 11% of combined non-interest expense

    O 25 branch closures expected

  O No revenue enhancements necessary for EPS accretion

  O Internal rate of return--15%+

  O One-time charges--$85 mm pre-tax, $54 mm after-tax

  O Estimated book value dilution of 12%*, earned back through strong
    EPS accretion

* Includes merger related charges.

UJB FINANCIAL [LOGO]                                     SUMMIT BANK [LOGO]

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

One-Time Restructuring Charges


          Real estate .................................   $37 MM
          Personnel ...................................    24
          Operations, integration and other ...........    24
                                                          ------
                Total one-time charges ................   $85 MM
                                                          ======
          After-tax impact ............................   $54 MM
                                                          ======
          Per share impact ............................   $0.58

UJB FINANCIAL [LOGO]                                     SUMMIT BANK [LOGO]

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

Estimated Expense Reductions

  O Target: $78 MM total reduction by 1997, equal to 48% of Summit's expense base and 11% of combined non-interest expense:

                                                 1996        1997
                                                ------      ------
          Personal .......................      $25 MM      $49 MM
          Occupancy ......................        4           8
          Furniture & equipment ..........        2           4
          Other cost savings .............        8          17
                                                ------      ------
              Total pre-tax ..............      $39 MM      $78 MM
                                                ======      ======
              Total after-tax ............      $23 MM      $46 MM
                                                ======      ======

UJB FINANCIAL [LOGO]                                     SUMMIT BANK [LOGO]

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

Estimated Pro Forma Earnings

(dollars in millions, except per share amounts)

                                         1995(a)                  1997(b)
                                    -----------------        -----------------
                                    Total   Per Share        Total   Per Share
                                    -----   ---------        -----   ---------
Net income to common-stand-alone:
  UJB Financial(c) .............    $196      $3.31          $214      $3.57
  Summit(c) ....................      86       2.33            93       2.51

Adjustments:
  Expense Reductions ...........      23                       46
  Revenue Enhancements .........       0                        0
                                    ----      -----           ----     -----
     Pro Forma .................    $305      $3.30           $353     $3.79
                                    ====      =====           ====     =====
  Accretion (Dilution) .........              (0.4%)                    6.0%

  Pro Forma Shares (MM) ........    92.7                      93.2


(a) 1996 earnings are estimated. Like all estimates of this type, there are many factors, such as changes in economic conditions that are beyond our control. These factors could effect actual results. As a result, there will be differences between such estimates and the actual results, which could be material. These estimates are necessarily speculative in nature and no assurance can be given that these estimates will be realized. Excludes one-time merger related charges.

(b) 1997 earnings are not estimated. Such earnings are presented for illustrative purposes only and are based on 1996 earnings grown at 8.0%.

(c) Does not include benefit of any proposed reduction in FDIC insurance fees. Estimated annualized benefits are $0.22 per share for UJB and $0.14 for Summit.

UJB FINANCIAL [LOGO]                                     SUMMIT BANK [LOGO]

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